                                                                    Exhibit 10.1

                          CREDIT AND SECURITY AGREEMENT




                            DATED AS OF JULY 17, 1997



                                 BY AND BETWEEN




                           UGLY DUCKLING CORPORATION,
                             A DELAWARE CORPORATION
                                   ("LENDER")



                                       AND



                     FIRST MERCHANTS ACCEPTANCE CORPORATION,
                             A DELAWARE CORPORATION
                                  ("BORROWER")




                    $10,000,000.00 REVOLVING CREDIT FACILITY




Lotsted\PHX\368160.10

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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I

         DEFINITIONS..........................................................1
         1.1      Defined Terms...............................................1
         1.2      Other Interpretive Provisions..............................10
         1.3      Accounting Principles......................................11
         1.4      Times......................................................12

ARTICLE II

         THE COMMITMENT......................................................12
         2.1      Commitment.................................................12
         2.2      Procedure for Advances.....................................12
         2.3      Repayment and Mandatory Prepayment.........................12
         2.4      Interest Rate..............................................13
         2.5      Commitment Fee.............................................13
         2.6      Computation of Fees and Interest...........................13
         2.7      Payments by Borrower.......................................13
         2.8      Maturity Date..............................................14

ARTICLE III

         SECURITY AGREEMENT AND COLLATERAL...................................14
         3.1      Security for Obligations...................................14
         3.2      Security Documents.........................................14
         3.3      Lender's Duty Regarding Collateral.........................14
         3.4      Borrower's Duties Regarding Collateral.....................14
         3.5      Power of Attorney..........................................15
         3.6      Collateral Inspections.....................................16
         3.7      Return of Contract Delivery Documents. ....................16

ARTICLE IV

         CONDITIONS PRECEDENT; TERM OF AGREEMENT.............................16
         4.1      Conditions Precedent to the Initial Advance................16
         4.2      Conditions Precedent to Subsequent Advances................17
         4.3      Term.......................................................17
         4.4      Effect of Termination......................................17
         4.5      Early Termination by Borrower..............................18

ARTICLE V

         REPRESENTATIONS AND WARRANTIES......................................18
         5.1      No Encumbrances............................................18
         5.2      Equipment..................................................18
         5.3      Location of Inventory and Equipment........................18


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         5.4      Location of Chief Executive Office; FEIN...................18
         5.5      Due Organization and Qualification; Subsidiaries...........18
         5.6      Due Authorization; No Conflict.............................19
         5.7      Litigation.................................................19
         5.8      No Material Adverse Change.................................19
         5.9      ERISA......................................................20
         5.10     Environmental and Safety Matters...........................20

ARTICLE VI

         AFFIRMATIVE COVENANTS...............................................20
         6.1      Financial Statements.......................................20
         6.2      Inspection of Property.....................................21
         6.3      Maintenance of Insurance...................................21
         6.4      Default Disclosure.........................................21
         6.5      Notices to Lender..........................................21
         6.6      Books and Records..........................................22
         6.7      Compliance and Preservation................................22
         6.8      Perfection of Liens........................................22
         6.9      Cooperation................................................22

ARTICLE VII

         NEGATIVE COVENANTS..................................................22
         7.1      Indebtedness...............................................22
         7.2      Liens......................................................23
         7.3      Restrictions on Fundamental Changes........................23
         7.4      Disposal of Assets.........................................23
         7.5      Change Name................................................23
         7.6      Guarantee..................................................23
         7.7      Nature of Business.........................................23
         7.8      Prepayments and Amendments.................................23
         7.9      Change of Control..........................................24
         7.10     Consignments...............................................24
         7.11     Distributions..............................................24
         7.12     Accounting Methods.........................................24
         7.13     Investments................................................24
         7.14     Transactions with Affiliates...............................24
         7.15     Compensation...............................................24
         7.16     Use of Proceeds............................................24
         7.17     Change in Location of Chief Executive Office...............25
         7.18     No Prohibited Transactions Under ERISA.....................25

ARTICLE VIII

         EVENTS OF DEFAULT/REMEDIES..........................................25
         8.1      Event of Default...........................................25
         8.2      Lender's Rights and Remedies...............................27


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ARTICLE IX

         MISCELLANEOUS.......................................................28
         9.1      Amendments and Waivers.....................................28
         9.2      Notices....................................................28
         9.3      No Waiver: Cumulative Remedies.............................29
         9.4      Costs and Expenses.........................................29
         9.5      Indemnity..................................................30
         9.6      Marshaling:  Payments Set Aside............................30
         9.7      Successors and Assigns.....................................30
         9.8      Set-off....................................................30
         9.9      Counterparts...............................................31
         9.10     Severability...............................................31
         9.11     No Third Parties Benefited.................................31
         9.12     Time.......................................................31
         9.13     Governing Law and Jurisdiction.............................31
         9.14     Entire Agreement...........................................32
         9.15     Interpretation.............................................32
         9.16     Assignment.................................................32
         9.17     Revival and Reinstatement of Obligations...................32
         9.18     No Purchase of Contracts/Servicing.........................32



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                             SCHEDULES AND EXHIBITS

    [SCHEDULES & EXHIBITS NOT INCLUDED WITH THE EDGAR FILING WITH THE SEC.]


SCHEDULE A                 The Interim Order

SCHEDULE B                 Inventory Locations

SCHEDULE C                 Borrower's Subsidiaries

SCHEDULE D                 Warrants, Options, etc.

SCHEDULE E                 Litigation

EXHIBIT A                  Exhibit A to the Financing Statement(s)





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                          CREDIT AND SECURITY AGREEMENT


         This CREDIT AND SECURITY AGREEMENT (the "Agreement"), is entered into as of July 17, 1997, between UGLY DUCKLING CORPORATION, a Delaware corporation ("Lender"), with a place of business located at 2525 East Camelback Road, Suite 1150, Phoenix, Arizona 85016, and FIRST MERCHANTS ACCEPTANCE CORPORATION, a Delaware corporation, the debtor and debtor-in-possession in the Reorganization Case ("Borrower") with a principal place of business located at 570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015.

         Lender has agreed to make available to Borrower a revolving credit facility (the "Loan") upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

                  "Acceptable Plan" means a Chapter 11 plan of reorganization for Borrower that (i) has been approved by Lender or (ii) provides for payment in full in cash of the Obligations on the effective date of such plan.

                  "Accounts" means all currently existing and hereafter arising accounts, accounts receivable, contract rights, chattel paper, rights in and to motor vehicle installment sales agreements and/or contracts, and all other forms of obligations owing to Borrower and any and all proceeds therefrom.

                  "Advance" means the advance of monies by Lender on the Commitment.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. In no event shall Lender be deemed an "Affiliate" of Borrower.

                  "Agreement" means this Credit and Security Agreement, as amended, supplemented or modified from time to time in accordance with the terms hereof.

                  "Asset Disposition" means any sale, exchange, or other disposition, directly or indirectly (including any loss, destruction, or condemnation), of any of the properties or assets of Borrower.

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                  "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel.

                  "Authorized Person" means the President, any Vice Presidents, Chief Financial Officer or Treasurer of Borrower.

                  "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended, and any successor statute.

                  "Bankruptcy Court" means either (i) the United States Bankruptcy Court for the District of Delaware or (ii) the United States District Court for the District of Delaware, while acting pursuant to the grant of federal jurisdiction under 28 U.S.C. Sections 1334 and/or 157.

                  "Bankruptcy Recoveries" means all actions, causes of action, and proceeds thereof arising or related to the assertion by Debtor, or its successor(s) of any claims under Sections 365, 544, 547, 548, 549, 550, 551, or 553(b) of the Bankruptcy Code.

                  "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral and the assets of any Subsidiaries of Borrower) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                  "Business Day" means any day other than a Saturday, Sunday or national holiday.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (49 U.S.C. Section 9601, et seq.).

                  "Certificate of Title" shall mean, with respect to a motor vehicle underlying a Contract, the certificate of title (or other evidence of ownership) issued by the Department of Motor Vehicles, or other appropriate governmental body, of the state in which such vehicle is to be registered, showing the obligor as owner, with either notation of Borrower's first lien or such other status indicated thereon which is necessary to perfect Borrower's security interest in the vehicle as a first priority interest, and showing no other actual or possible lien interest in the vehicle.

                  "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 10% of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors.

                  "Closing Date" means the date on which all conditions precedent set forth in Section 4.1 are either satisfied or waived by Lender.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Collateral"  means each of the following:

                  (a)      the Accounts,



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                  (b)      Borrower's Books,

                  (c)      the Equipment,

                  (d)      the General Intangibles,

                  (e)      the Inventory,

                  (f)      the Negotiable Collateral,

                  (g)      the Contracts,

                  (h) the New Contracts, but only to the extent that a court determines that Lender's purchase of such New Contracts does not constitute a true sale of the New Contracts,

                  (i)      any real property owned by Borrower,

                  (j) any and all assets, tangible and intangible belonging to an Affiliate of Borrower, which is subsequently consolidated with Borrower or Borrower's Bankruptcy estate,

                  (k)      tax refunds to which Borrower is, or may be entitled,

                  (l) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of either Borrower or Lender, except any Bankruptcy Recoveries, and

                  (m)      the proceeds and products, whether tangible or

intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Commitment" means the commitment of Lender to extend a revolving line of credit in the Commitment Amount.

                  "Commitment Amount" means the maximum principal amount of Ten Million and No/100 Dollars ($10,000,000).

                  "Commitment Fee" means the amount of Five Hundred Thousand and No/100 Dollars ($500,000).

                  "Contracts" means any and all installment sale agreements, chattel paper or other deferred payment obligations and all documents, instruments and agreements relating thereto, now existing or owned or hereafter arising or acquired by Debtor, together with all Related Security and all payments and other proceeds arising therefrom.

                  "Contract Delivery Documents" shall mean, with respect to each Contract and the underlying motor vehicle, the original Certificate of Title, and the original executed Contract with the original Obligor and Dealer signatures, and bearing on its front and back surface an assignment to Lender.


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                  "Contracts Purchase Agreement" means that certain Contracts
Purchase Agreement, if any, by and between Borrower, as seller, and Lender, as buyer, the terms of which shall be approved by the Final Order.

                  "Dealer" means a dealer that has sold a motor vehicle to an Obligor pursuant to a Contract.

                  "Dealer Agreement" means an agreement between Borrower and a Dealer that governs the sale or assignment of Contracts from such Dealer to Borrower, including any provisions for assignment (whether without recourse, with recourse, with a repurchase obligation by the Dealer or with a guaranty by such Dealer) contained in such Contracts and Related Security with respect thereto.

                  "Dealer Assignment" means a written assignment of a Contract by a Dealer to Borrower.

                  "Debt" or "Indebtedness" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes, matured reimbursable obligations under letters of credit or other similar instruments,
(iii) obligations to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, (iv) obligations as lessee under leases that shall have been or should be, in accordance with GAAP recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv), and (vi) liabilities in respect of unfunded vested benefits under Pension Plans covered by Title IV of ERISA.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

                  "Designated Account" means an account of Borrower, authorized and established pursuant to the Bankruptcy Code, maintained with Borrower's Designated Account Bank.

                  "Designated Account Bank" means a Bank, at which Borrower shall establish the Designated Account and whose address and ABA number shall be promptly supplied to Lender upon the opening of the Designated Account.

                  "Dollars", "dollars" and "$" each mean lawful money of the United States.

                  "Environmental and Safety Laws" means all Federal, state and local laws, regulations and ordinances, relating to the discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including, without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 7401, et seq.), the Clean Air Act (42 U.S.C. Section 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651, et seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001, et seq.), each as the same may be amended and supplemented.



                                        4

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                  "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, contribution, cost recovery, costs and expenses (including all fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, order or agreement with any Federal, state or local governmental authority or other Person, arising from environmental, health or safety conditions, or the release or threatened release of a contaminant, pollutant or Hazardous Material into the environment, resulting from the operations of such Person or its subsidiaries, or breach of any Environmental and Safety Law or for which such Person or its subsidiaries is otherwise liable or responsible.

                  "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

                  "Event of Default" means any of the events or circumstances specified in Section 8.1.

                  "FEIN" means Federal Employer Identification Number.

                  "Final Order" means a final non-appealable order entered by the Bankruptcy Court in form and substance acceptable to Lender that approves, inter alia, the terms and conditions of the Loan.

                  "Financing Statements" means the Form UCC-1 Financing Statements together with an Exhibit A in the form attached hereto, to perfect the security interests in the Collateral pursuant to the provisions of Article III that can be perfected by filing in the States in which Borrower maintains offices and/or Collateral.

                  "Fiscal Quarter" means a fiscal quarter of Borrower.

                  "Fiscal Year" means a fiscal year of Borrower.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                  "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes,


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or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity, body, authority, bureau, department or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Hazardous Materials" means (a) any material or substance defined as or included in the definition of "hazardous substances" "hazardous wastes" "hazardous materials", "toxic substances" or any other formulations intended to define, list or classify substances by reason of their deleterious properties, (b) any oil, petroleum or petroleum derived substance, (c) any flammable substances or explosives, (d) any radioactive materials, (e) asbestos in any form, (f) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (g) pesticides or (h) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental agency or authority or which may or could pose a hazard to the health and safety of persons in the vicinity thereof.

                  "Indemnified Liabilities" has the meaning specified in Section 9.5.

                  "Indemnified Person" has the meaning specified in Section 9.5.

                  "Initial Advance" means any Advance made pursuant to Section
4.1 of this Agreement, which Advances in the aggregate shall not exceed the Initial Advance Amount.

                  "Initial Advance Amount" means any amounts advanced pursuant to the Interim Order, which amounts shall not exceed in the aggregate Five Million and No/100 Dollars ($5,000,000).

                  "Instrument" has the meaning set forth in the UCC.

                  "Intangible Assets" means all intangible assets under GAAP, including, without limitation, copyrights, franchises, goodwill, licenses, loan origination fees, non-competition covenants, organization or formation expenses, patents, shares of the capital stock of Borrower, service marks, service names, trademarks, tradenames, write-up in the book value of any asset in excess of the acquisition cost of the asset to Borrower, any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Borrower, loans and advances to stockholders, directors, officers and employees of Borrower, unamortized leasehold improvements expense not recoverable at the end of the lease term, unamortized debt discount, and deferred discount.

                  "Interim Order" means those certain Interim Orders substantially in the form attached hereto as Schedule A, which orders were entered by the Bankruptcy Court effective as of July 14,

1997 and July 17, 1997 respectively, (i) authorizing debtor in possession financing; (ii) granting Liens and superpriority administrative claims; and
(iii) modifying the automatic stay entered by the Bankruptcy Court.

                  "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                  "Lender Costs" or "Lender Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Lender; reasonable out-of-pocket fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisals, due diligence, actual out-of-pocket costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise); actual out-of-pocket charges paid or incurred by Lender resulting from the dishonor of checks; reasonable out-of-pocket costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; reasonable costs and expenses paid or incurred by Lender in examining Borrower's Books; reasonable out-of pocket costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower; and Lender's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including local counsel fees and attorneys fees and expenses incurred in connection with a "workout" restructuring concerning Borrower), defending, or concerning the Loan Documents, irrespective of whether suit is brought. Lender's expenses shall not include costs and expenses which Lender may incur in connection with (i) any bid by Lender for the assets of Borrower, (ii) any proposed plan where Lender is a co-proponent or would otherwise acquire Borrower's business or (iii) any purchase by Lender of the claims held by other creditors of Borrower.

                  "Lien or Encumbrance" and "Liens and Encumbrances" in addition to the definition set forth in the Bankruptcy Code, means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a Lessor under a capital lease obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

                  "List of Contracts" shall mean a list prepared by Borrower which (i) identifies each Contract being purchased by account number, the name of the Obligor, the outstanding principal balance thereon, and the year, make, model, and VIN of the motor vehicle underlying the Contract, and (ii) shows the total number of Contracts being purchased and the total outstanding principal balances.

                  "Loan Documents" means this Agreement, the Stock Pledge Agreement, the Financing Statements, and all documents delivered to Lender in connection therewith.

                  "Material Adverse Effect" or "Material Adverse Change" means a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) or prospects of Borrower; (b) the ability of Borrower to perform under any Loan Document and avoid any Event of Default, or (c) the legality, validity, binding effect or enforceability of any Loan Document.

                  "Maturity Date" has the meaning set forth in Section 2.9.

                  "Negotiable Collateral" means one hundred percent (100%) of the issued and outstanding capital stock of First Merchants Auto Receivables Corporation II, a Delaware corporation.

                  "Net Proceeds" means (a) the gross cash proceeds (including insurance proceeds, condemnation awards, and payments received from time to time in respect of installment obligations and other non-cash proceeds, if applicable) received by or on behalf of Borrower in respect of an Asset Disposition, less (b) the sum of (i) the amount, if any, of all taxes (other than income taxes) payable by Borrower, as applicable, in connection with such Asset Disposition, plus Borrower's good faith best estimate of the amount of all income taxes payable in connection with such Asset Disposition, (ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the properties or assets that were the subject of such Asset Disposition, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be "Net Proceeds" of an Asset Disposition occurring on the date of such reduction, (iii) the amount applied to repay any Indebtedness secured by a Lien upon the properties or assets that were the subject of the Asset Disposition, to the extent such Indebtedness is required by its terms to be repaid as a result of such Asset Disposition, and (iv) reasonable and customary fees, including legal fees, commissions, and expenses and other costs paid by Borrower, in connection with such Asset Disposition (other than those payable to any Affiliate of Borrower), in each case only to the extent not already deducted in arriving at the amount referred to in clause
(a).

                  "New Contracts" shall mean any rights and/or interests purchased by Lender from Borrower (and created and available for purchase by Borrower following the entry of the Interim Order) pursuant to a Contracts Purchase Agreement between Borrower and Lender, which agreement shall and must be in a form and in substance acceptable to Lender in its sole and absolute discretion, but which includes, without limitation, (i) Accounts, (ii) security interests and any other interests in financed vehicles, (iii) any and all other security, warranties, guaranties and credit support with respect to the foregoing, (iv) any proceeds of claims on any physical damage, credit life and credit accident and health insurance policies or other insurance or certificates relating to financed vehicles or to originators of the New Contracts, (v) purchase agreements with dealers, (vi) installment sales, contracts or agreements, (vii) refunds for costs of extended service contracts with respect to financed vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or other insurance or certificates relating to financed vehicles or originators of the New Contracts, and (viii) the proceeds from any and all of the foregoing.

                  "Notice of Advance" means a notice given by Borrower to Lender pursuant to Section 2.2 of this Agreement, in form and substance satisfactory to Lender.

                  "Obligor" means the Person obligated for the payment of principal or other money under any Contract.

                  "Obligations" means all Advances, and other Debt, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, under any other Loan Document, the Contracts Purchase Agreement, the Servicing Agreement, or out of the Interim Order or the Final Order, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

                  "Ordinary Course of Business" means, in respect of any transaction involving Borrower, the ordinary course of such Person's (including Borrower) business, substantially as conducted by any such Person prior to or as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

                  "Permitted Liens" means (a) Liens held by Lender, and/or (b) any and all properly perfected, valid and enforceable liens existing at or prior to the date of this Agreement .

                  "Permitted Protest" means the right of Borrower to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Lender, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Lender in and to the Collateral.

                  "Person" means a natural Person, partnership, corporation, business trust, joint stock company, trust, unincorporated association, Joint Venture or Governmental Authority.

                  "Related Security" means, with respect to a Contract:

                  (a) all of Debtor's interest with respect to such Contract under the (i) Dealer Agreement pursuant to which such Contract was acquired and/or (ii) the Dealer Assignment from the Dealer from whom the Contract was required;

                  (b) all motor vehicles underlying such Contract; and

                  (c) all collateral, security agreements and property purported to be subject thereto held as security for such Contract, including all guaranties, indemnities, warranties, insurance proceeds and premium refunds and underwritings and property of whatever character at any time held as security for such Contract.

                  "Reorganization Case" means the Chapter 11 case pending in the Bankruptcy Court and designated as Case No. 97-1500.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer or the president of Borrower, or any other officer having substantially the same authority and responsibility or, with respect to financial matters, the chief financial officer or the treasurer of Borrower, or any other officer having substantially the same authority and responsibility.

                  "Security Documents" shall mean the writings described in
Article III hereof, as they may hereafter be amended, modified and/or supplemented, and all other writings now or hereafter executed to create, evidence and/or perfect any Lien(s) to secure the Loan or any portion(s) thereof.

                  "Servicing Agreement" means that certain Servicing Agreement, if any, by and between Borrower, as servicer, and Lender, as buyer, executed in connection with the Contracts Purchase Agreement.

                  "Stock Pledge Agreement" means that certain Pledge Agreement (Stock), dated as of the date hereof, among Borrower, as pledgor, Lender, as lender, and Harris Trust and Savings Bank, an Illinois banking corporation, as collateral agent on behalf of Lender, pursuant to which Borrower grants Lender a security interest in the Negotiable Collateral.

                  "Subsidiary" of a Person means a corporation, partnership, limited liability partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability partnership, limited liability company, or other entity.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Arizona, and in any and all other states in which Borrower and/or any of its Subsidiaries conduct, or are authorized to conduct business.

                  "United States" and "U.S." each means the United States of America.

                  "Voidable Transfer" has the meaning set forth in Section 9.17.

         1.2      Other Interpretive Provisions.

                  (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein, and that are defined either in the Bankruptcy Code or the UCC shall have the meanings therein described.

                  (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                  (c) Certain Common Terms.

                           (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means "including without limitation".

                           (iii) The term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or".

                  (d) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

                  (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                  (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (g) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  (h) Independence of Provisions. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

         1.3      Accounting Principles.

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Article VIII would then be calculated in a different manner or with different components, (i) Borrower and Lender agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) Borrower shall be deemed to be in compliance with the covenants contained in Article VIII following any such change in GAAP if and to the extent that

Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Borrower.

         1.4 Times. All times of the day herein are Mountain Standard Time.


                                   ARTICLE II

                                 THE COMMITMENT

         2.1 Commitment. Lender, on the terms and conditions hereinafter set forth and the conditions precedent pursuant to Sections 4.1 and 4.2 of this Agreement, agrees to make Advances to Borrower from time to time on any Business Day during the period from the Closing Date to the Business Day prior to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the Commitment Amount, with such borrowings to be used by Borrower for working capital purposes (including, without limitation, the repurchase of contracts pursuant to the Contracts Purchase Agreement), operating expenses, and Chapter 11 expenses; provided, however, that, after giving effect to any Advance, the aggregate principal amount of all outstanding Advances shall not exceed the Commitment Amount. Within the limits of the Commitment Amount, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.1, repay or prepay pursuant to Section 2.3 and reborrow pursuant to this
Section 2.1.

         2.2 Procedure for Advances.

                  (a) Each Advance subsequent to July 17, 1997 (including an Initial Advance and each Advance subsequent thereto) shall be made upon Borrower's irrevocable written notice to Lender in the form of a Notice of Advance, signed by an Authorized Person, which notice must be received by Lender prior to 10:30 a.m. one (1) Business Day prior to the requested Advance date, specifying:

                           (i)      the amount of the Advance;

                           (ii)     the requested Advance date, which shall be a
Business Day; and

                           (iii) the permitted purpose for which the Advance
will be used by Borrower.

                  (b) In addition to the Notice of Advance required pursuant to Subsection (a) above, if the purpose for which the Advance will be used by Borrower is the purchase of Contracts, each such Notice of Advance shall be accompanied by a List of Contracts and the applicable Contract Delivery Documents.

                  (c) As to each Advance, Lender will make the amount available to Borrower by 12:00 p.m. on the Advance date requested by Borrower in funds immediately available to Borrower, by wire transfer to Borrower's Designated Account maintained at the Designated Account Bank.

         2.3 Repayment and Mandatory Prepayment. Borrower shall repay the principal amount of all Advances on or prior to the Maturity Date. Borrower shall immediately prepay that portion of the principal amount of any Advances, at any time outstanding which exceeds the Commitment Amount.

         2.4 Interest Rate.

                  (a) All Advances (and all Obligations not paid when due) shall bear interest at a per annum rate of (i) ten and one/half percent (10.5%) from July 14, 1997 through July 16, 1997, and (ii) twelve percent (12%) on and after July 17, 1997.

                  (b) While any Event of Default exists and is continuing or after acceleration, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Advances outstanding (and all other Obligations outstanding) at a rate per annum equal to the rate of fifteen percent (15%).

                  (c) Interest payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Lender, at its option, without prior notice to Borrower, to charge such interest, the fees and charges provided for in Section 9.4, (as and when accrued or incurred if not paid within ten (10) days of demand), and all installments or other payments due under any Loan Document to the Loan, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder, to the extent permissible under applicable law.

                  (d) Anything herein to the contrary notwithstanding, the obligations of Borrower hereunder shall be subject to the limitation that payments of interest, plus any other amounts paid in connection herewith, shall not be required, to the extent (but only to the extent) that contracting for or receiving such payment by Lender would be contrary to the provisions of any law applicable to Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by Lender, and in such event Borrower shall pay Lender interest and other amounts at the highest rate permitted by applicable law.

         2.5 Commitment Fee. Borrower shall unconditionally pay Lender the Commitment Fee which is earned in full, non-refundable, and due and payable as of the date hereof. Lender agrees, however, to forebear collection of the Commitment Fee until February 27, 1998. Moreover, in the event Lender acquires Borrower's business, either through an asset acquisition or a stock acquisition, on or before February 27, 1998, Lender waives its right to collect the Commitment Fee.

         2.6 Computation of Fees and Interest. All computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

         2.7 Payments by Borrower.

                  (a) All payments (including prepayments) to be made by Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, deduction, recoupment or counterclaim and shall, except as otherwise expressly provided herein, be made to Lender at Lender's office as set forth in the preamble hereto, in dollars and in immediately available funds, no later than 1:30 p.m. on the date specified herein. Any payment which is received by Lender later than 1:30 p.m. shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Whenever any payment hereunder shall be stated to be due on a day, other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) If any payment of principal, interest or Lender Expenses is not received by Lender, within five (5) days when due, Borrower shall pay to Lender a late charge in an amount equal to five percent (5%) of the amount not so paid.

         2.8 Maturity Date. The Maturity Date shall be the date six (6) months from the date the Bankruptcy Court enters the Interim Order.


                                   ARTICLE III

                        SECURITY AGREEMENT AND COLLATERAL

         3.1 Security for Obligations. As security for the payment and performance of the Obligations under this Agreement and all other present and future debts, obligations and liabilities of any nature whatsoever of Borrower to Lender, and all modifications, renewals, replacements and extensions thereof, Borrower hereby grants to Lender a security interest in Borrower's right, title and interest in all of the Collateral. Borrower will execute any security agreements, collateral assignments, financing statements for filing and/or recording and any other Lien writings required by Lender to evidence and perfect the Liens and security interests of Lender. A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

         3.2 Security Documents. Borrower shall promptly execute or cause to be executed such Financing Statements as are necessary to properly perfect Lender's security interest in the states in which Borrower maintains Collateral.

         3.3 Lender's Duty Regarding Collateral. Lender shall have no duty or obligation to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Borrower releases Lender from, and shall indemnify Lender against, any liability for any act or omission relating to the Collateral, except for any liability directly resulting from Lender's gross negligence or willful misconduct.

         3.4 Borrower's Duties Regarding Collateral. Subject to the rights of any person holding a prior lien in the Collateral, Borrower agrees as follows:

                  (a) General Maintenance of Collateral. Borrower: (i) shall keep the Collateral free from all Liens (other than the Liens of ad valorem property taxes which are not delinquent, any statutory landlords' liens which are covered by Lien Waivers, mechanic's liens, Permitted Liens, and any Liens in favor of Lender); (ii) shall defend the Collateral against all claims and legal proceedings by persons other than Lender; (iii) shall pay and discharge when due all taxes, levies and other charges upon the Collateral; (iv) shall not sell, lease or otherwise dispose of the Collateral or permit it to become a fixture or an accession to other goods, except for sales in the Ordinary Course of Business and except as specifically authorized in this Agreement; and (v) shall not permit the Collateral to be used in violation of any Legal Requirement or any policy of insurance.

                  (b) Insurance. Borrower shall keep all tangible Collateral and Lender's interest in it insured. Borrower assigns and directs any insurer to pay to Lender the proceeds of all such insurance and any premium refunds, and authorizes Lender to endorse in the name of Borrower any instrument for such proceeds or refunds and, at the option of Lender, to apply such proceeds or refunds to any unpaid balance of the Obligations owing under this Agreement, whether or not due, and/or to the restoration of the Collateral, returning any excess to Borrower; provided, however, that if no uncured Event of Default then exists, Lender shall allow Borrower to apply such proceeds to the repair or restoration of the Collateral, subject to such reasonable safeguards and procedures for the disbursement of such proceeds as Lender may establish. Lender is authorized, in the name of Borrower or otherwise, to make, adjust or settle claims under or cancel any insurance on the Collateral.

                  (c) Perfection and Priority. Borrower shall pay all Lender's expenses and, upon Lender's request, execute all writings and take all other actions reasonably deemed advisable by Lender to preserve the Collateral or to establish, and determine priority of, perfection, continued perfection or enforce Lender's interest in the Collateral.

                  (d) Records. Upon reasonable notice to Borrower, Lender may examine and conduct audits of the Collateral and Borrower's records concerning it, wherever located, and make copies of such records, at any time during normal business hours, and Borrower shall assist Lender in so doing. Borrower shall keep accurate, complete and current records respecting the Collateral. In addition to the specific requirements of Section 6.1 , Borrower shall, within ten (10) Business Days of any request by Lender, furnish to Lender a detailed statement, certified as being substantially accurate by an Authorized Person, setting forth the current status, value and location of all or any portion of the Collateral.

         3.5 Power of Attorney. Subject to the Provisions of the Bankruptcy Code, Borrower hereby makes, constitutes and appoints Lender the true and lawful attorney-in-fact of Borrower, in the name, place and stead of Borrower, or otherwise, upon the occurrence of any Event of Default which remains uncured following the receipt of a notice pursuant to Section 9.2:

                  (a) To take all actions and to execute, acknowledge, obtain and deliver any and all writings necessary or deemed advisable by Lender in order to exercise any rights of Borrower with respect to the Collateral or to receive and enforce any payment or performance due to Borrower with respect to the Collateral;

                  (b) To give any notices, instructions or other communications to any person or entity in connection with the Collateral;

                  (c) To demand and receive all performances due under or with respect to the Collateral and to take all lawful steps to enforce such performances and to compromise and settle any claim or cause of action of Borrower arising from or related to the Collateral and give acquittances and other discharges relating thereto; and

                  (d) To file any claim or proceeding or to take any other action, in the name of Lender, Borrower or otherwise, to enforce performances due under or related to the Collateral or to protect and preserve the right, title and interest of Lender thereunder.

The foregoing power of attorney is a power coupled with an interest and shall be irrevocable and unaffected by the disability of the principal so long as any portion of the Obligations remains contingent, unmatured, unliquidated, unpaid or unperformed. Lender shall have no obligation to exercise any of the foregoing rights and powers in any event.

         3.6 Collateral Inspections. Lender shall have the right (but not the obligation) to do a physical on-site examination of the Collateral. All costs and expenses associated therewith shall be included in Lender Expenses.

         3.7 Return of Contract Delivery Documents. For all Contracts that are paid in full by the Obligor, Lender shall, within two (2) Business Days of Borrower's notification thereof and written request, return to Borrower the applicable Contract Delivery Documents. In addition, provided there is no Default or Event of Default, Lender shall return the Contract Delivery Documents for the time and to the extent necessary for Borrower to make corrections or to enforce the Contracts or the obligations of the Obligor. Whenever Borrower is in possession or control of Contract Delivery Documents for Contracts not paid in full, Borrower shall at all times hold them in trust for Lender.


                                   ARTICLE IV

                     CONDITIONS PRECEDENT; TERM OF AGREEMENT

         4.1 Conditions Precedent to the Initial Advance. The obligation of Lender to make the Initial Advance hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions on or before the Closing Date; provided, however, that Lender, in its sole and absolute discretion, may waive any of the following conditions, except the entering of the Interim Order by the Bankruptcy Court.

                  (a) Lender shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                           (i)      This Agreement executed by Borrower and
         Lender;

                           (ii) The Stock Pledge Agreement executed by Borrower, Lender and Harris Trust and Savings Bank;

                           (iii) The Financing Statements executed by Borrower and Lender.

                  (b) The Bankruptcy Court shall have entered the Interim Order;

                  (c) Lender shall have received copies of the resolutions of the board of directors of Borrower approving and authorizing the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the Loan, certified as of the Closing Date by the Secretary or an Assistant Secretary of Borrower;

                  (d) Lender shall have received a certificate of the Secretary or Assistant Secretary of Borrower certifying the names and true signatures of the officers of Borrower authorized to execute, deliver and perform, as applicable, this Agreement, the Stock Pledge Agreement and all other Loan Documents to be delivered hereunder and Lender shall have received a good standing certificate for Borrower from the Secretary of State of Delaware; and

                  (e) Borrower, from the Initial Advance on the Closing Date, shall have paid to Lender Fifty Thousand and No/100 Dollars ($50,000) as an initial retainer, for any and all Lender Costs incurred by Lender in conducing its due diligence, document preparation and other necessary investigations and analyses relating to the Loan. To the extent that Lender Costs relating to the foregoing exceed $50,000, Borrower shall pay Lender such excess amount within thirty (30) days of Lender's written notice to Borrower.

In addition, each Initial Advance made after July 17, 1997, shall require a Notice of Advance to Lender, pursuant to Section 2.2.

         4.2 Conditions Precedent to Subsequent Advances. The following shall be conditions precedent to all Advances subsequent to the Initial Advance:

                  (a) The Bankruptcy Court shall have entered the Final Order;

                  (b) Lender shall have received a Notice of Advance pursuant to
Section 2.2;

                  (c) The representations and warranties made by Borrower contained in Article V shall be true and correct on and as of such Advance date with the same effect as if made on and as of such Advance date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

                  (d) No Default or Event of Default shall exist or shall result from such Advance; and

                  (e) If the purpose for which the Advance will be used by Borrower is the purchase of Contracts, Lender shall have received a List of Contracts and the Contract Delivery Documents pursuant to Section 2.2.

Each Notice of Advance submitted by Borrower hereunder shall constitute a representation and warranty by Borrower hereunder, as of the date of each such notice or application and as of the date of each Advance, that the conditions in this Section 4.2 are satisfied.

         4.3 Term. This Agreement shall become effective upon the execution and delivery hereby by Borrower and Lender and shall continue in full force and effect for a term ending on the earliest of (a) the confirmation of a Chapter 11 Plan of Reorganization, (b) the date of the conversion of Borrower's Chapter 11 case to one pursuant to Chapter 7 of the Bankruptcy Code, (c) the Maturity Date, or (d) the date of termination of this Agreement in accordance with its terms after the occurrence and during the continuation of an Event of Default.

         4.4 Effect of Termination. Upon termination of the Agreement, all Obligations shall become due and payable immediately without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Lender's continuing security interest in the Collateral shall remain in effect until all

Obligations have been fully and finally discharged and Lender's obligation to provide additional credit hereunder is terminated.

         4.5 Early Termination by Borrower. The provisions of Section 2.9 that allow termination of this Agreement on the Maturity Date notwithstanding, Borrower has the option, at any time, to terminate this Agreement by paying to Lender, in cash, the Obligations, in full.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance made thereafter, as though made on and as of the date of such Advance (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 No Encumbrances. Borrower, as debtor and debtor in possession, has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

         5.2 Equipment. All of the Equipment is used or held for use in Borrower's business.

         5.3 Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Lender's prior written consent) and are located only at the locations identified on Schedule B.

         5.4 Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 36-3759045.

         5.5      Due Organization and Qualification; Subsidiaries.

                  (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                  (b) Set forth on Schedule C is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (c) Except as set forth on Schedule D, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect

Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

         5.6 Due Authorization; No Conflict.

                  (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                  (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not
(i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower. The entry of the Interim Order may override the necessity of any such consent.

                  (c) Other than (i) the obtaining of the Interim Order, and
(ii) the taking of any other action expressly required under this Agreement and the Loan Documents, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person. The entry of the Interim Order may override the necessity of any such consent.

                  (d) This Agreement, the Loan Documents and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Liens granted by Borrower to Lender in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, Liens, subject only to Permitted Liens.

         5.7 Litigation. Except as set forth in Schedule E, there are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) Borrower's Chapter 11 proceeding before the Bankruptcy Court; and (c) matters arising after the date hereof that, if decided adversely to Borrower would not have a Material Adverse Change.

         5.8 No Material Adverse Change. All financial statements relating to Borrower that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's financial condition as of the date thereof and

Borrower's results of operations for the period then ended, except as previously disclosed by Borrower to Lender. There has not been a Material Adverse Change with respect to Borrower since the date of the latest financial statements submitted to Lender on or before the Closing Date.

         5.9 ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any plan (other than a multiemployer plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower to be incurred with respect to any plan (other than a multiemployer plan) by Borrower which is or would have a Material Adverse Effect. Borrower has not incurred or does not presently expect to incur any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan which is or would be materially adverse to Borrower. The execution and delivery of this Agreement and the other Loan Documents will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. For the purpose of this Section 5.9, the term "plan" shall mean an "employee pension benefit plan" (as defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Borrower or by any trade or business, whether or not incorporated, which, together with Borrower, is under common control, as described in Section 414(b) or (c) of the Code; and the term "multiemployer plan" shall mean any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA). No plan providing welfare benefits to retired former employees of Borrower has been established or is maintained for which the present value of future benefits payable, in excess of irrevocably designated funds for such purpose, is or would have a Material Adverse Effect.

         5.10 Environmental and Safety Matters. Borrower (a) has complied in all material respects with all applicable material Environmental and Safety Laws, and Borrower has not received (i) notice of any material failure so to comply,
(ii) any letter or request for information under Section 104 of CERCLA or comparable state laws or (iii) any information that would lead it to believe that it is the subject of any Federal or state investigation concerning Environmental and Safety Laws; (b) does not manage, generate, discharge or store any Hazardous Materials in material violation of any material Environmental and Safety Laws; (c) does not own, operate or maintain any underground storage tanks or surface impoundments; and, (d) except as disclosed to Lender in writing, is not aware of any conditions or circumstances associated with its currently or previously owned or leased properties or operations (or those of its tenants) which may give rise to any Environmental Liabilities and Costs which could have a Material Adverse Effect.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Lender shall otherwise consent in writing, Borrower shall do all of the following:

         6.1 Financial Statements. Borrower shall deliver to Lender in form and detail satisfactory to Lender:

                  (a) Within fifteen (15) days after the end of each calendar month:

                           (i) Any and all monthly operating reports filed with the Bankruptcy Court and required by the Bankruptcy Code and rules promulgated by Congress relating to the Bankruptcy Code; and

                           (ii) Borrower's monthly financial statements, including balance statement, as of the last day of the preceding month and statement of income and cash flow for the preceding month, which may be prepared by Borrower.

                  (b) promptly upon receipt thereof, a copy of each other report, if any, submitted to Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower;

                  (c) promptly after its submission, copies of any other information or documents regularly provided by Borrower to any of its other lenders or holders of Borrower's Debt; and

                  (d) with reasonable promptness, such other financial data as Lender may reasonably request.

         6.2 Inspection of Property. Borrower shall permit any Person designated by Lender in writing, to visit and inspect any of the properties of Borrower, to examine the corporate books and financial records of Borrower and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of Borrower and its independent public accountants, all at such reasonable times and as often as Lender may reasonably request.

         6.3 Maintenance of Insurance. Borrower shall maintain in type and amount, any and all insurance coverages in place on the Closing Date, including:

                  (a) All Risk Property Damage Insurance Coverage; and

                  (b) General Business Insurance covering property damage (including loss of use and occupancy) to any of Borrower's properties, public liability insurance, including coverage for contractual liability and workers' compensation.

Upon the request of Lender, to deliver to Lender a copy of each insurance policy, or, if permitted by Lender, a certificate of insurance listing all insurance in force.

         6.4 Default Disclosure. Borrower shall forthwith, upon a Responsible Officer of Borrower obtaining knowledge of an Event of Default or Default, promptly deliver to Lender a certificate of a Responsible Officer specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

         6.5 Notices to Lender. Borrower shall promptly notify Lender in writing of:

                  (a) Any lawsuit over Ten Thousand and No/100 Dollars ($10,000.00) against Borrower; as to which the Automatic Stay does not apply.

                  (b) Any substantial dispute between Borrower and any Governmental Authority;

                  (c) Any change in Borrower's name, address, legal structure or the location of the Collateral.

Borrower shall place Lender's counsel on the master service list in the Reorganization Case and Lender's counsel shall file a notice of appearance and request for copies of all pleadings. Borrower shall not be required to separately provide Lender with copies of any pleadings which are served on the master service list in the Reorganization Case.

         6.6 Books and Records. Borrower shall maintain adequate books and records.

         6.7 Compliance and Preservation.  Borrower shall

                  (a) Comply with the laws (including any fictitious name statute), regulations and orders of any government body with authority over Borrower's business;

                  (b) Maintain and preserve all privileges and franchises Borrower now has; and

                  (c) Make any repairs, renewals, or replacements reasonably necessary to keep Borrower's properties in good working condition.

         6.8 Perfection of Liens. Borrower shall help Lender perfect and protect its security interests and liens.

         6.9 Cooperation. Borrower shall take any reasonable action requested by Lender to carry out the intent of this Agreement.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without Lender's prior written consent:

         7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement;

                  (b) Indebtedness secured by Permitted Liens;

                  (c) refinancings, renewals, or extensions of Indebtedness permitted under clause (b) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Lender as those applicable to the refinanced Indebtedness;

                  (d) Indebtedness disclosed on Borrower's financial statements or the schedules in Borrower's Reorganization Case, in each case delivered by Borrower to Lender on or before the Closing Date.

         7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness). Anything contained herein to the contrary notwithstanding, in no event shall Borrower create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to the Bankruptcy Recoveries; provided that nothing in this sentence shall prohibit any attorney retained to prosecute Bankruptcy Recoveries from claiming an attorneys' Lien under applicable state law with respect to any Bankruptcy Recoveries prosecuted by such attorney.

         7.3 Restrictions on Fundamental Changes. Except as entered into under the provisions of an Acceptable Plan (which may include a requirement that Borrower merge or consolidate with one of Borrower's Subsidiaries) or pursuant to the Contracts Purchase Agreement, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

         7.4 Disposal of Assets. Except as entered into under the provisions of an Acceptable Plan or pursuant to the Contracts Purchase Agreement except as expressly consented to by Lender in writing which consent shall not be unreasonably withheld, sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets other than sales of Inventory to buyers in the Ordinary Course of Business as currently conducted.

         7.5 Change Name. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

         7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender.

         7.7 Nature of Business. Make any change in the principal nature of Borrower's business.

         7.8 Prepayments and Amendments.

                  (a) Except as entered into under the provisions of an Acceptable Plan, and except in connection with a refinancing permitted by
Section 7.l(d), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

                  (b) Except as entered into under the provisions of an Acceptable Plan or except as expressly consented to by Lender in writing which consent shall not be unreasonably withheld, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1 (b), (c) or (d).

         7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control, except pursuant to an Acceptable Plan.

         7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

         7.12 Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

         7.13 Investments. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

         7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the Ordinary Course of Business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 Compensation. Increase the annual fee or per-meeting fees paid to directors over the prior year's fee; pay or accrue total cash compensation, during any year, to officers and senior management employees in excess of that paid or accrued in the prior year, other than in connection with the severance and retention program in an amount not to exceed Three Million Seven Hundred Thousand and No/100 Dollars ($3,700,000.00).

         7.16 Use of Proceeds. Use the proceeds of the Advances made hereunder for any purpose other than (a) on the Closing Date, to pay Lender Costs incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

         7.17 Change in Location of Chief Executive Office. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's security interests and also provides to Lender a Collateral access agreement with respect to such new location.

         7.18 No Prohibited Transactions Under ERISA. Directly or indirectly:

                  (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                  (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), whether or not waived;

                  (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower or any of its Subsidiaries under Title IV of ERISA;

                  (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

                  (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment;

                  (g) amend, or permit any Subsidiary of Borrower to amend, a retirement plan resulting in an increase in current liability for the plan year such that either of Borrower or any Subsidiary of Borrower is required to provide security to such retirement plan under Section 401 (a)(29) of the Code; or

                  (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA.


                                  ARTICLE VIII

                           EVENTS OF DEFAULT/REMEDIES

         8.1 Event of Default. Any of the following shall constitute an "Event of Default":

                  (a) If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Costs, or other amounts constituting Obligations);

                  (b) If Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other future agreement between Borrower and Lender, including without limitation the Contracts Purchase Agreement, if any, and the Servicing Agreement, if any;

                  (c) If there is a Material Adverse Change;

                  (d) If any third party obtains from the Bankruptcy Court relief from the automatic stay under the Bankruptcy Code to permit such Person to attach, seize, subject to a writ of distress warrant, or levy upon, or obtain possession of, a material portion of any Collateral in connection with a claim of such Person, unless such Collateral is not material to Borrower's business and Borrower does not have any material equity in such Collateral;

                  (e) If Borrower's Chapter 11 case is converted to a case under Chapter 7 of the Bankruptcy Code, unless such conversion is stayed and Borrower continues to operate in Chapter 11;

                  (f) If Borrower is enjoined or restrained, by court order from continuing to conduct all or any material part of its business affairs, unless such order is stayed;

                  (g) If notices of Lien, levy, or assessment are filed of record with respect to any of Borrower's properties or assets which are not pre-petition or have not been cured within ten (10) days after the Lien has been filed, or a Bankruptcy Court order is entered, pursuant to 11 U.S.C. Sections 364(c) or (d), or otherwise, which grants a Lien, levy or assessment on any property of Borrower's bankruptcy estate which (a) represent claims which have priority over the security interests of Lender in the Collateral, or (b) represent claims which are junior to the security interests of Lender in the Collateral;

                  (h) If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets and such judgment is not removed or released within 15 days of the entry of such judgment;

                  (i) If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  (j) If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Lender by Borrower or any officer, employee, agent, or director of Borrower which has not been corrected to date, or if any such warranty or representation is withdrawn;

                  (k) If the Interim Order or Final Order entered by the Court approving the Loan is vacated or otherwise materially modified, without the prior express written consent Lender of;

                  (l) If a Chapter 11 Trustee or Chapter 11 Examiner with expanded management-type powers is appointed in Borrower's bankruptcy case; or

                  (m) If there is confirmation of a Chapter 11 plan without repayment of any and all sums due Lender under the Loan (including the Commitment Fee or Lender Costs which may be then owed) in full on the Effective Date of the plan.

         8.2 Lender's Rights and Remedies. Subject to the provisions of the Bankruptcy Code, upon the occurrence, and during the continuation, of an Event of Default, Lender shall provide Borrower with written notice thereof and the option to cure. If Borrower fails to cure such Event of Default within twenty
(20) days after delivery of such written notice, Lender may, at its sole and absolute discretion, without further notice, and without demand or further order of the Bankruptcy Court, except to the extent expressly required by the Interim Order or Final Order, as applicable, do any one or more of the following, all of which are authorized by Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting Lender's rights and security interests in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with account debtors for amounts and-upon terms which Lender considers advisable, and in such cases, Lender will credit the Advances with only the net amounts received by Lender in payment of such disputed Accounts after deducting all fees and other expenses owed to Lender and incurred or expended in connection therewith;

                  (e) Cause Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

                  (f) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral.

                  (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the UCC), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

                  (h) Apply to the Bankruptcy Court, upon three (3) Business Days notice to Borrower, Borrower's counsel, counsel for the official creditors committee in such case, and the United States Trustee (which three (3) Business Days notice hereby conclusively is agreed to be sufficient notice), for one or more of the following forms of relief: (a) appointment of an examiner for Borrower; (b) appointment of a trustee for Borrower; (c) conversion of Borrower's Chapter 11 case to a case under Chapter 7 of the Bankruptcy Code; or
(d) dismissal of the bankruptcy case of Borrower. Borrower hereby expressly agrees that three (3) Business Days notice shall be adequate notice for the requesting of the foregoing specified forms of relief in the event of the occurrence and continuation of an Event of Default hereunder, and Borrower expressly waives any right to object to the adequacy of notice in connection with a request for any of the foregoing specified forms of relief if such three (3) Business Days notice is given and an Event of Default is found to exist. Nothing in this paragraph shall limit the right of Lender to apply to the Bankruptcy Court for such other or further relief as may be justified and appropriate, and nothing in this paragraph shall limit the other rights and remedies of Lender provided for elsewhere in this Agreement or in any other Loan Document;

Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

         9.2      Notices.

                  (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided, that, any matter transmitted by facsimile (i) shall be immediately confirmed by a telephone call to the recipient, and (ii) shall be followed promptly by a hard copy original thereof by over-night courier to the address set forth below; or to such other address as shall be designated by such party in a written notice to the other party, and as directed to each other party, at such other address as shall be designated by Lender or Borrower in a written notice to Borrower and Lender.

                  If to Borrower:         FIRST MERCHANTS ACCEPTANCE CORPORATION
                                          570 Lake Cook Road
                                          Suite 126
                                          Deerfield, Illinois 60015
                                          Attn: Howard Adamski
                                          Facsimile No.: (847) 945-2556

                  With a copy to:         Sonnenschein Nath & Rosenthal
                                          8000 Sears Tower
                                          Chicago, Illinois 60606-6404
                                          Attn: Robert Richards, Esquire
                                          Facsimile No. (312) 876-7934

                  If to Lender:             UGLY DUCKLING CORPORATION
                                            2525 East Camelback Road
                                            Suite 1150
                                            Phoenix, Arizona 85016
                                            Attn: Steven Johnson
                                            Facsimile No.: (602) 852-6696

                  With a copy to:           Snell & Wilmer L.L.P.
                                            One Arizona Center
                                            Phoenix, Arizona 85004-0001
                                            Attn: Timothy W. Moser, Esquire
                                            Facsimile No.: (602) 382-6070

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery or faxed, be effective when delivered for overnight (next day) delivery, transmitted by facsimile machine, respectively, or if delivered, upon delivery, except that notices pursuant to Article II shall not be effective until actually received by Lender.

                  (c) Borrower acknowledges and agrees that any agreement of Lender to receive certain notices by telephone and facsimile is solely for the convenience and at the request of Borrower. Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and Lender shall not have any liability to Borrower or to other Person on account of any action taken or not taken by Lender in reliance upon such telephonic or facsimile notice. The obligation of Borrower to repay the Advances shall not be affected in any way or to any extent by any failure by Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in the telephonic or facsimile notice.

         9.3 No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         9.4 Costs and Expenses. Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

                  (a) pay or reimburse Lender within ten (10) Business Days after demand for all Lender Costs incurred by Lender in connection with the development, preparation, delivery, administration and execution of (and any amendment, supplement, waiver or modification to in each case whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith, or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by Lender with respect thereto;

                  (b) pay or reimburse Lender within ten (10) Business Days after demand for all Lender Costs incurred by Lender in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Advances, and including in any Insolvency Proceeding or appellate proceeding)


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



under this Agreement, any other Loan Document, and any such other documents, including reasonable Attorney Costs incurred by Lender; and

                  (c) pay or reimburse Lender within ten (10) Business Days after demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, due diligence, monitoring review, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by Lender in connection with the Loan, the Loan Documents, any of the Obligations and the matters referred to under (a) and (b) of this Section 9.4.

         9.5 Indemnity. Borrower shall pay, indemnify, and hold Lender, its Affiliates and Subsidiaries, and their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that, Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person or the breach by Lender of its obligations hereunder. The agreements in this Section 9.5 shall survive payment of all other Obligations and the termination of this Agreement.

         9.6 Marshaling: Payments Set Aside. Lender shall not be under any obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Lender, or to the extent Lender enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

         9.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or delegate obligations under this Agreement or any of the Loan Documents without the prior written consent of Lender.

         9.8 Set-off. In addition to any rights and remedies of Lender provided by law, if an Event of Default exists, and Borrower fails to cure such Event of Default within twenty (20) days after delivery of written notice thereof, Lender is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all monies or deposits at any time held by, and other indebtedness at any time owing by, Lender to or for the credit or the account of Borrower against any and all Obligations owing to Lender, now or hereafter existing, irrespective of whether or not Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Lender agrees promptly to notify Borrower after any


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



such set-off and application made by Lender; provided, however, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 9.8 are in addition to the other rights and remedies (including other rights of set-off) which Lender may have.

         9.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by both parties shall be lodged with Borrower and Lender.

         9.10 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         9.11 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Borrower and Lender, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Lender shall have no obligation to any Person not a party to this Agreement or other Loan Documents.

         9.12 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

         9.13 Governing Law and Jurisdiction.

         THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA (INCLUDING THE BANKRUPTCY CODE), IT BEING THE INTENT OF THE PARTIES THAT FEDERAL LAW SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO WITHOUT REGARD TO THE APPLICATION OF ANY PROVISION OF STATE LAW. TO THE EXTENT THAT FEDERAL LAW WOULD APPLY THE LAW OF ANY STATE AS THE FEDERAL RULE FOR THE PURPOSES OF THIS AGREEMENT, THE PARTIES AGREE THAT THE LAWS OF THE STATE OF ARIZONA SHALL BE USED TO SUPPLEMENT APPLICABLE FEDERAL LAW.

         THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE BANKRUPTCY COURT. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9.13.

         BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN,


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



INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         9.14 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among Borrower and Lender and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by Borrower (or any indemnification for) any Lender Costs incurred (or to be incurred) by or on behalf of Lender.

         9.15 Interpretation. This Agreement is the result of negotiations between and has been reviewed by counsel to Lender, Borrower and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against Lender merely because of Lender's involvement in the preparation of such documents and agreements.

         9.16 Assignment. Lender may assign its rights hereunder and under the Loan Documents without the consent of Borrower, provided, however, that prior to September 13, 1997, Lender may so assign its rights without the consent of Borrower only by providing to Borrower written notice thirty (30) calendar days prior to the date upon which the assignment is to become effective. Borrower may not assign or delegate any of its rights, interest or obligations hereunder or under any of the Loan Documents.

         9.17 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or the transfer by Borrower to Lender of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and Attorney Costs of Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         9.18 No Purchase of Contracts/Servicing. Notwithstanding the provisions of the Term Sheet attached as Exhibit B to the Motion of Borrower for entry of the Interim Order, and referenced in the Interim Order, Borrower and Lender hereby acknowledge and agree that as of the date hereof, neither the Contracts Purchase Agreement nor the Servicing Agreement have been executed. Notwithstanding the foregoing, Borrower and Lender hereby reserve the right to discuss executing such documents at some later date.



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


         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed as of the date first written above.

                                          FIRST MERCHANTS ACCEPTANCE
                                          CORPORATION, a Delaware corporation


                                          By:       /s/ WILLIAM PLAMONDON
                                             ----------------------------------
                                             Name:  WILLIAM PLAMONDON
                                             Title: President & CEO



                                          UGLY DUCKLING CORPORATION, a Delaware
                                          corporation


                                          By:       /s/ DONALD L. ADDINK
                                             ----------------------------------
                                             Name:  DONALD L. ADDINK
                                             Title: Vice President



                                       33